Exhibit 10.45

Execution Version

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 10, 2022, is by and among (a) RIBBON COMMUNICATIONS OPERATING COMPANY, INC., a Delaware corporation formerly known as Sonus Networks, Inc. (the “Borrower”), (b) the Guarantors party hereto, (c) the Lenders (as hereinafter defined) party hereto, and (d) CITIZENS BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as hereinafter defined).

W I T N E S S E T H

WHEREAS, the Loan Parties, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of March 3, 2020 (as amended, modified, extended, restated, replaced or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”; and, as amended by this Amendment, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders (constituting the Required Lenders) amend certain provisions of the Existing Credit Agreement, in each case on the terms and conditions set forth herein; and

WHEREAS, the Administrative Agent and the Lenders party hereto (constituting the Required Lenders) are willing to make such amendments to the Existing Credit Agreement, in each case in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1    Amendment. The Maximum Consolidated Net Leverage Ratio grid set forth in Section 7.1(b) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

|US-DOCS\130059268.3||

Fiscal Quarter Period Ending	Maximum Consolidated Net Leverage Ratio
December 31, 2021	3.50:1.00
March 31, 2022	4.25:1.00
June 30, 2022	4.50:1.00
September 30, 2022	4.25:1.00
December 31, 2022	4.00:1.00
March 31, 2023	3.25:1.00
June 30, 2023	3.25:1.00
September 30, 2023 and each fiscal quarter ending thereafter	3.00:1.00

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Lenders constituting Required Lenders and the Administrative Agent.
(b)Prepayment. The Administrative Agent shall have received a voluntary prepayment in an aggregate amount equal to $15,000,000 (and, pursuant to Section 2.11 of the Credit Agreement, the Borrower hereby instructs the Administrative Agent to apply such prepayment to the prepayment of installments of the Term Loans in inverse order of maturity (including any amounts owed on the Term Loan Maturity Date)).
(c)Fees and Expenses. The Administrative Agent shall have received all fees required to be paid on the Amendment Effective Date, and all reasonable and documented fees and expenses for which invoices have been presented (including the reasonable and documented fees and expenses of legal counsel to the Administrative Agent to the extent invoiced in reasonable detail at least two Business Days prior to the Amendment Effective Date (except as otherwise reasonably agreed by the Borrower).
ARTICLE III
MISCELLANEOUS
3.1    Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement (as defined herein). Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:
(a)    (i) Each Loan Party has the power and authority, and the legal right, to make, deliver and perform this Amendment; (b) each Loan Party has taken all necessary organizational or corporate action to authorize the execution, delivery and performance of this Amendment; (c) no material Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, except Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect; (d) this Amendment has been duly executed and delivered on behalf of each Loan Party party hereto; (e) this Amendment constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)Each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document (i) that is qualified by materiality is true and correct in all respects, and (ii) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of the Amendment Effective Date as if made on and as of the Amendment Effective Date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date (or in all respects to the extent such representation and warranty is qualified by materiality).
(c)No Default or Event of Default has occurred and is continuing as of or on the Amendment Effective Date or after giving effect to this Amendment.
(d)The Loan Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Secured Parties, which security interests and Liens are perfected in accordance with the terms of the Loan Documents and prior to all Liens other than Liens permitted pursuant to Section 7.3 of the Credit Agreement.
(e)Other than as set forth herein, the Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.
3.3    Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it, (b) that it is responsible for the observance and full performance of its respective Obligations, and (c) that the security interest granted to the Administrative Agent pursuant to the Loan Documents, as amended hereby, in all of its right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure the payment and performance of the Obligations, is continuing and is and shall remain in full force and effect both immediately prior to and after entering into this Amendment. The parties hereto acknowledge and agree that the amendment of the Existing Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect immediately prior to the Amendment Effective Date.
3.4    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
3.5    Expenses. The Borrower agrees to pay all reasonable and documented out of pocket costs and fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable and documented out of pocket fees and expenses of the Administrative Agent’s outside legal counsel.
3.6    Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.7    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
3.8    Counterparts; Telecopy. This Amendment may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed signature page counterpart hereof by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that nothing herein shall require the Administrative Agent to accept electronic signature counterparts in any form or format after the date hereof.
3.9    No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.
3.10    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
3.11    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
3.12    Submission to Jurisdiction; Waivers. The jurisdiction, service of process, venue and waiver of jury trial provisions set forth in Section 10.14 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
BORROWER:
RIBBON COMMUNICATIONS OPERATING COMPANY, INC.
By: /s/ Miguel A. Lopez
Name: Miguel A. Lopez
Title: President and Chief Executive Officer
GUARANTORS:
RIBBON COMMUNICATIONS INC.
EDGEWATER NETWORKS, INC.
GENBAND INC.
ECI TELECOM INC.
By: /s/ Miguel A. Lopez
Name: Miguel A. Lopez
Title: President and Chief Executive Officer

[Signature Page to Fourth Amendment to Credit Agreement (Ribbon)]

ADMINISTRATIVE AGENT:

CITIZENS BANK, N.A.
as the Administrative Agent

By: /s/ Darran Wee
Name: Darran Wee
Title: Senior Vice President

[Signature Page to Fourth Amendment to Credit Agreement (Ribbon)]

LENDERS:

CITIZENS BANK, N.A., as a Lender
By: /s/ Darran Wee
Name: Darran Wee
Title: Senior Vice President

SANTANDER BANK, N.A., as a Lender
By: /s/ Irv Roa
Name: Irv Roa
Title: Managing Director

SILICON VALLEY BANK, as a Lender
By: /s/ John Ryan
Name: John Ryan
Title: Vice President

M&T Bank, as a Lender
By: /s/ Dan Lobdell
Name: Dan Lobdell
Title: Vice President

BANK OF AMERICA, N.A., as a Lender
By: /s/ Karen Virani
Name: Karen Virani
Title: Vice President

HSBC BANK USA NATIONAL ASSOCIATION, as a Lender
By: /s/ Kyle Patterson
Name: Kyle Patterson
Title: Senior Vice President

Citibank, N.A., as a Lender
By: /s/ Danio O’Hara
Name: Danio O’Hara
Title: Authorized Signor

Fifth Third Bank, National Association, as a Lender
By: /s/ Nick Meece
Name: Nick Meece
Title: Officer

JPMORGAN CHASE BANK, N.A., as a Lender
By: /s/ Vidita J. Shah
Name: Vidita Shah
Title: Vice President

BARCLAYS BANK PLC, as a Lender
By: /s/ Manuel Rubiano
Name: Manuel Rubiano
Title: Vice President

Bank of Hope, as a Lender
By: /s/ David Hill
Name: David Hill
Title: Senior Vice President
[Signature Page to Fourth Amendment to Credit Agreement (Ribbon)]